Exhibit 10.1

PRESS RELEASE

AMERICAN LITHIUM MINERALS APPOINTS CHRIS HOBBS, CA TO THE POSITION OF CFO AND AS A MEMBER OF THE BOARD OF DIRECTORS

HENDERSON, NV - American Lithium Minerals Inc. (OTC.BB:AMLM - News) (the "Company")  announced today the appointment of Mr. Chris Hobbs, CA to the position of CFO and as a member of the Board of Directors.

Stated Matthew Markin, Chairman of the Board for American Lithium Minerals “We are extremely pleased to welcome Chris Hobbs to our growing family, his expertise in both the mining sector and mergers and acquisitions will be a tremendous asset as we continue the execution of our plan to be a dominant player in the domestic lithium and rare earth minerals arenas.”

Chris Hobbs, CA will lead the finance team at American Lithium Minerals with a focus on mergers and acquisitions.  Since leaving KPMG LLP Chartered Accountants in 1999 Mr. Hobbs has held numerous Chief Financial Officer Positions in both the public and private sectors and has had extensive experience in the investment banking sector.  Mr. Hobbs is a co-founder of Pine Point Capital Advisors Inc.  Pine Point specializes in providing financial advisory and mergers and acquisition services to companies in the mining and technology sectors.  Prior to Pine Point, Mr. Hobbs was a member of the corporate finance team at Becher McMahon Capital Markets and Continua Capital Inc. where he focused on the investment banking and mergers and acquisitions services provided by the firms. Mr. Hobbs is a member of the Chartered Accountants of Ontario and holds a Bachelor of Business Administration Degree from the Schulich School of Business at York University.

About American Lithium Minerals

American Lithium Minerals Inc. is an early stage lithium exploration company engaged in evaluating, developing and acquiring lithium projects, with a focus on the USA.

Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, the Company becoming a dominant player in the domestic lithium and rare earth minerals arenas.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of lithium prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Additional Information, Contact:

Stephen Cook
Vice President/Investor Relations
Tel: 877-717-2656
E-mail: info@americanlithium.com

Web: www.americanlithium.com